                                                                  EXHIBIT 10.4

================================================================================








                                      LEASE



                        THE PRUDENTIAL INSURANCE COMPANY
                      OF AMERICA, A NEW JERSEY CORPORATION



                                       AND



                             WEBTRENDS CORPORATION,
                              AN OREGON CORPORATION



                             DATED NOVEMBER 20, 1998








================================================================================

                                TABLE OF CONTENTS



                                                                              Page
                                                                              ----
1.   Term.....................................................................  1

2.   Letter of Credit.........................................................  3

3.   Rent.....................................................................  4

4.   Use......................................................................  8

5.   Assignment and Subletting................................................  8

6.   Alterations.............................................................. 10

7.   Repairs, Surrender of Premises........................................... 10

8.   Indemnification.......................................................... 11

9.   Insurance................................................................ 11

10.  Waiver of Subrogation.................................................... 12

11.  Liability for Injury or Damage........................................... 12

12.  Damage to Premises....................................................... 12

13.  Eminent Domain........................................................... 13

14.  Admittance by Pass-Key................................................... 13

15.  Exhibition and Inspection of Premises.................................... 13

16.  Abandonment.............................................................. 13

17.  Signs.................................................................... 13

18.  Electrical and Mechanical Devices and Installations...................... 14

19.  Windows.................................................................. 14

20.  Floor Coverings.......................................................... 14

21.  Services................................................................. 14

22.  Attorneys' Fees.......................................................... 16

23.  Default.................................................................. 17

24.  Lessor's Remedies........................................................ 17

25.  Lessor's Right to Perform................................................ 19

26.  Lessor's Default......................................................... 19

27.  Cumulation of Remedies - No Waiver....................................... 19

28.  Light and Air............................................................ 19

29.  Repair................................................................... 19

30.  Holding Over............................................................. 20

31.  Liens.................................................................... 20

32.  Furniture and Bulky Items................................................ 20

33.  Regulations.............................................................. 21

34.  Preparation for Occupancy................................................ 21

35.  Acceptance of Premises................................................... 21

36.  Possession............................................................... 21

37.  Parking.................................................................. 21

38.  Subordination and Attornment; Notice to Lenders.......................... 22

39.  Estoppel Certificate..................................................... 22

40.  Article Headings......................................................... 22

41.  Notice................................................................... 22

42.  Parties Affected......................................................... 23

43.  Authority................................................................ 23

44.  Building Planning........................................................ 23

45.  Lessor's Exculpation..................................................... 23

46.  Consents................................................................. 23

47.  Brokers.................................................................. 23

48.  Discontinuance of Services............................................... 23

49.  No Interference.......................................................... 24

50.  Building Name............................................................ 24

51.  Recording................................................................ 24

52.  Time..................................................................... 24

53.  First Right of Opportunity............................................... 24

54.  Entire Agreement......................................................... 25

                             BASIC LEASE INFORMATION



DATE:                        November 20, 1998

LESSOR:                      THE PRUDENTIAL INSURANCE COMPANY
                             OF AMERICA, a New Jersey corporation

MANAGING AGENT:              VOIT MANAGEMENT COMPANY, L.P.

LESSEE:                      WEBTRENDS Corporation,
                             an Oregon corporation

BUILDING:                    PACIFIC FIRST CENTER
                             851 S.W. 6th Avenue
                             Portland, Oregon  97204


===============================================================================================
                                                                       Lease References
-----------------------------------------------------------------------------------------------
PREMISES:                Suite(s) 650, 700 and 1200, on floors 6, 7    Preamble
                         and 12 as shown on Exhibit A hereto

                         Net Rentable Square Footage:
                         Approximately 36,956 rsf
-----------------------------------------------------------------------------------------------

TERM:                    Five (5) years                                Paragraph 1
-----------------------------------------------------------------------------------------------

ESTIMATED                                                              Paragraph 1
COMMENCEMENT             Suites 650, 1200 - January 15, 1999
DATE:                    Suite 700 - July 1, 1999
-----------------------------------------------------------------------------------------------

EXPIRATION
DATE:                    January 31, 2004                              Paragraph 1
-----------------------------------------------------------------------------------------------

PARTIAL
CONSIDERATION:           $225,000 (Letter of Credit)                   Paragraph 2
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
BASE RENT:               $57,466.58/mo. for months 1 through 30*       Paragraph 3
                         $61,316.16/mo. for months 30 through
                         expiration

                         *For the period from commencement (month 1)
                         until Seventh Floor Commencement Date, the
                         Base Rent rate shall be at a rate of
                         $34,208.45/month.
-----------------------------------------------------------------------------------------------

BASE YEAR:               1999                                          Paragraph 3
-----------------------------------------------------------------------------------------------

LESSEE'S                 9,66% until seventh floor commencement        Paragraph 3
PERCENTAGE               16.22% thereafter
SHARE:
-----------------------------------------------------------------------------------------------

PARKING                  One per 3,500 full rentable square feet of    Paragraph 37
FACILITIES/              the Premises, calculated based on the area
NUMBER OF                of the Premises for which this Lease has
AUTOMOBILES:             commenced (and as otherwise provided in
                         Paragraph 37)
-----------------------------------------------------------------------------------------------

BROKERS:                 Lessor:  CB Richard Ellis
                                  Casey Davidson and Charles Fettig
                                  1300 SW 5th Avenue, #2600
                                  Portland, OR 97201-5609

                         Lessee:  Hume Myers Tenant Counsel
                                  Gregory R. Hume
                                  15455 Hallmark Drive
                                  Lake Oswego,  OR 97035
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
ADDRESS FOR NOTICES:     Lessor:   c/o Voit Management Company, LP
                                   851 SW 6th Avenue, Suite 450
                                   Portland, OR 97204
                                   Attn: Ron Brenner

                         Lessee:   Until Commencement Date:
                                   621 SW Morrison, Suite 1300
                                   Portland OR  97205
                                   Attn:  James T. Richardson
                                   Vice President & CFO

                                   After Commencement Date:
                                   851 SW Sixth Avenue
                                   Portland, Oregon  97204
                                   Attn: Chief Financial Officer
-----------------------------------------------------------------------------------------------

INITIALS:                _________________       _________________
                         Lessor                  Lessee
===============================================================================================

                                      LEASE


        THIS LEASE, made and entered into in the City of Portland, State of Oregon, this 20th day of November, 1998, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, through its managing agent, VOIT MANAGEMENT COMPANY, L.P. (hereinafter referred to as "Lessor") and WEBTRENDS CORPORATION, an Oregon corporation (hereinafter referred to as "Lessee"):


                                   WITNESSETH:

        In consideration of the mutual covenants herein contained, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the term hereinafter specified, that certain space described in the Basic Lease Information hereinafter referred to as the "Demised Premises" and as attached as Exhibit "A" hereto, located on the real property described in the legal description attached as Exhibit "B" hereto, together with a nonexclusive right of ingress and egress over the Common Areas of the building in which the Demised Premises is located, the Pacific First Center ("Building"). The Common Areas shall mean the areas and facilities within the Building designated by Lessor for the general use, convenience or benefit of Lessee and other occupants of the Building. Lessor reserves the right to modify the Common Areas from time to time. There are no Common Areas on the 7th and 12th floors.

        1. Term.

           (A) The term of this Lease shall commence for Suites 650 and 1200 on the Estimated Commencement Date for Suites 650 and 1200 as set forth in the Basic Lease Information or, if earlier, the date Lessee takes occupancy of Suites 650 and 1200 ("Commencement Date"). The term of this Lease shall commence for Suite 700 on the Estimated Commencement Date for Suite 700 as set forth in the Basic Lease Information or, if earlier, the date Lessee takes occupancy of Suite 700 ("Seventh Floor Commencement Date"). If Lessor, for any reason whatsoever, cannot deliver the applicable area of the Demised Premises to Lessee by the applicable Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event rent shall be waived for the applicable area for the period between the applicable Estimated Commencement Date and the time Lessor delivers the applicable area of the Demised Premises to Lessee, provided that to the extent Lessor's delay in delivering the applicable area of the Demised Premises results from any action described in paragraph 4 of the work letter attached as Exhibit C hereto, the Commencement Date for that floor will be accelerated by the number of days of such delay. At Lessee's request, Lessor shall keep Lessee informed of the projected date of delivery of each floor as the work progresses. If the sixth or twelfth floor work is falling behind schedule, so that their delivery date will otherwise be after January 31, 1999, Lessee may request that Lessor have Lessor's contractors work overtime in order to get the work completed by January 31, 1999. In such case Lessor shall use all reasonable efforts to have such overtime work performed.

The extra cost of such overtime work shall be paid by Lessee as additional rent upon billing by Lessor. No delay in delivery of the Demised Premises shall operate to extend the term hereof. The term of this Lease shall end on the Expiration Date, unless sooner terminated pursuant to any of the provisions of this Lease.

           (B) Option to Extend.

               (i) Lessee shall have the option to extend the term of this Lease for a period of five (5) years (the "Extension Term"), on the terms and conditions contained herein, except for Base Rent, which shall be determined as hereinafter provided. Other than as set forth herein, Lessee shall have no further option to extend this Lease. The extension option under this Clause (B) may be exercised only by the named Lessee or its Corporate Successor and is not assignable to any other assignee or sublessee of the named Lessee.

               (ii) Exercise of such extension option shall be by written notice given to Lessor at least one hundred eighty (180) and not more than three hundred sixty (360) days prior to the last day of the original Term. During the Extension Term, Base Rent shall be adjusted to equal the prevailing fair market rental value of the Premises (the "Fair Market Rental Value"), determined as hereinafter provided, provided that in no event shall Base Rent for the Extension Term be less than that in effect at the end of the initial Term. Fair Market Rental Value may include step increases in rental.

               (iii) After the exercise of the option to extend by Lessee and at least 120 days prior to the commencement of the extension term, Lessor shall notify Lessee of Lessor's determination of the Fair Market Rental Value. Within fifteen (15) days after the date of such notice, Lessee shall either: (i) notify Lessor of Lessee's acceptance of Lessor's determination of the Fair Market Rental Value, in which event Base Rent for the extension term shall be as so determined by Lessor; or (ii) notify Lessor of Lessee's rejection of Lessor's determination of the Fair Market Rental Value, which notice shall include Lessee's determination of Fair Market Rental Value. If Lessee rejects Lessor's determination, and if the parties cannot agree upon the Fair Market Rental Value within fifteen (15) days after Lessee's notice, the Fair Market Rental Value shall be determined as provided below. In such event, within thirty (30) days after Lessee's timely rejection of Lessor's determination of the Fair Market Rental Value, each party shall designate a representative who is either a licensed MAI appraiser skilled in determining rental rates for office space in the Portland, Oregon metropolitan area, or a real estate broker experienced in leasing office space in the Portland, Oregon metropolitan area. The two (2) representatives so chosen shall select an arbitrator having the above qualifications or, if they cannot agree, the presiding judge of the Circuit Court of Multnomah County, Oregon shall, upon application by either party, select an arbitrator having the above qualifications. At least thirty (30) days prior to the commencement of the extension term, each party's representative shall submit to the arbitrator a written report stating such representative's opinion of the Fair Market Rental Value, based on a consideration of rental rates then being charged (under the most recently executed leases) for equivalent office space in the Portland, Oregon metropolitan area comparable to the Premises. Comparability shall be based on such factors as location, parking, building quality, age, performance of mechanical systems, maintenance, history, efficiency, prestige, provision or nonprovision of tenant improvements, and the level of services provided to tenants. Within thirty (30) days after receipt of such reports, the arbitrator shall accept one or the other of the reports. The arbitrator shall have no right to propose a middle ground or any modification of either of the two reports. The determination of the Fair Market Rental Value in the report so accepted shall be final and binding on the parties, provided that in no event shall Base Rent for the Extension Term be less than that in effect at the end of the previous term. The cost of the arbitration of the Fair Market Rental Value pursuant to this paragraph shall be paid by the other party whose report was not accepted by the arbitrator. The parties agree to maintain all information produced in the arbitration, and the judgment reached in the arbitration, strictly confidential.

               (iv) If the arbitrator does not decide the amount of the Fair Market Rental Value prior to commencement of the extension term, Base Rent shall be payable based on Lessor's determination of Fair Market Rental Value, and retroactive adjustment shall be made when the arbitrator reaches a decision. In the event of a final determination in Lessee's favor, Lessor shall refund Lessee, with twelve percent (12%) interest, the amount of any such overpayment.

               (v) Lessee's rights under this clause (B) shall terminate (i) if this Lease or Lessee's right to possession of the Demised Premises is terminated, (ii) if Lessee is in default of this Lease on the date of exercise of the option, or (iii) if Lessee fails to timely exercise its option under this Article, time being of the essence with respect to Lessee's exercise thereof.

        2. Letter of Credit. As partial consideration for the execution of this Lease, the Lessee shall, at the time of delivery of this Lease, deliver to Lessor an original Irrevocable Standby Letter of Credit in the amount of $225,000 (the "Letter of Credit"), issued by a national bank with offices in Portland, Oregon, and in form acceptable to Lessor. The Letter of Credit shall have a term of at least four years from January 15, 1999, or, if issued for a shorter term, shall be renewed by Lessee continuously so that the term, with renewals, is at least four years. If issued on a renewal basis, the Letter of Credit and each renewal thereof shall provide for not less than 30 days advance written notice of nonrenewal by the issuer to Lessor. The Letter of Credit shall provide in substance that, upon presentation of a site draft signed by Lessor stating that an Event of Default of Lessee has occurred under this Lease, the issuer shall pay to Lessor the full amount of the Letter of Credit. If the Letter of Credit is issued on a renewal basis, the Letter of Credit also shall permit Lessor to draw the full amount thereof if Lessor has not received a renewal Letter of Credit within 15 days prior to its expiry. Lessor may apply the amount so paid toward any damages arising from Lessee's default, and may retain any remaining payment from the issuer, which remaining payment shall be credited toward the payment of base rent for the last month(s) of this Lease until the credit is exhausted. In no event shall Lessor be required to keep these sums separate from its general accounts, nor shall Lessor be required to pay or accrue interest thereon. Lessor's drawing upon the Letter of Credit shall not act to cure any Lessee default and shall be without prejudice to Lessor's other rights and remedies regarding such default. So long as no Event of Default has occurred, Lessor shall return the Letter of Credit to Lessee upon the earlier of (i) the fourth anniversary of the Commencement Date or (ii) upon Lessee's presentation to Lessor of a certified financial statement, prepared by a certified public accountant from one of the five largest US accountancy firms, as being true and correct and prepared in accordance with generally accepted accounting principals, and establishing Lessee's net worth as at least $10,000,000.

        3. Rent. Lessee covenants and agrees to pay to Lessor's Managing Agent, at its office, or such other place or party as may be designated in writing by Lessor, as rent for the Demised Premises, the following sums:

           (A) Base Rent. Lessee shall pay the Base Rent shown in the Basic Lease Information, in advance on the first day of each calendar month during the term hereof. Rent for a part of the month shall be prorated in proportion to the number of days of the month included in the term of this Lease.

           (B) Additional Rent. The rental payable during each calendar year subsequent to the Base Year shall be increased by an amount equal to Lessee's Percentage Share of the total dollar increase, if any, of Operating Expenses paid or incurred by Lessor in such year over the Operating Expenses paid or incurred by Lessor in the Base Year, and also increased by an amount equal to Lessee's Percentage Share of the total dollar increase, if any, in Property Taxes paid by Lessor in such year over the Property Taxes paid or incurred by Lessor in the Base Year. "Operating Expenses" shall mean those costs incurred during any calendar year as operating costs of the Building (as located on Exhibit B), including, but not limited to, all costs of management, operation and maintenance and repair of the Building, insurance (including deductibles), cost of capital improvements made to the Building after the date of the execution hereof that reduce other Operating Expenses, improve security and life safety systems, or that are required under any government law or regulation that was not applicable at the time the Building was constructed or that are reasonably required for the health and safety of tenants in the Building, such cost to be amortized over such reasonable period as determined at Lessor's sole discretion, together with interest on the unamortized balance at the rate of 10 percent per annum. If Lessor elects to self insure or includes the Building under blanket insurance policies covering multiple properties, then Operating Expenses shall include the portion of the cost of such self insurance for blanket insurance allocated by Lessor to the Building, but not in excess of commercially reasonable rates for such coverage. If less than 90 percent of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Lessor's reasonable estimate of Operating Expenses as if 90 percent of the total rentable area of the Building were occupied. The term "Property Taxes" shall mean any ordinary or extraordinary form of assessment of special assessment, license fee, rent tax, levy, penalty (if a result of Lessee's delinquency), or tax, other than net income, premium, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof, as well as any costs incurred in obtaining a reduction of any Property Taxes. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Demised Premises, Building (including parking areas) and underlying land, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or land or become payable during the term of this Lease.

           (C) The term "Operating Expenses", as used herein, shall not include the following:

               (i) Any ground lease rental and any costs associated with the parking garage;

               (ii) Costs of capital improvements and capital equipment except as expressly provided in Section (B) above;

               (iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in Subsection (ii) above (excluding, however, equipment not affixed to the Premises which is used in providing janitorial, security, or similar services);

               (iv) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with GAAP, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

               (v) Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Premises;

               (vi) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services provided to or for the Premises to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a market basis;

               (vii) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Premises;

               (viii) Advertising and promotional expenditures excluding directory boards, the signage for the Premises and directional signs and graphics which include the Premises name;

               (ix) Tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments and/or to file any income tax or information returns when due;

               (x) Costs arising from Lessor's charitable or political contributions;

               (xi) Costs for sculpture, paintings or other subjects of art; and

               (xii) Costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from litigation or arbitration pertaining to the Lessor and/or the Premises, excluding costs incurred by Lessor in any action related to (i) the use, management, or operation of the Building or (ii) attempts to reduce or recoup Operating Expenses or Property Taxes, or (iii) challenges to governmentally mandated improvements to the Building.

           (D) Adjustment of Rent. The adjustment of additional rent shall be made as follows: During each December, or as soon thereafter as practicable, Lessor shall give Lessee written notice of its estimates of amounts payable under Paragraph (B) above for the following calendar year. On or before the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor 1/12 of such estimated amounts, provided that if such notice is not given in December, Lessee shall continue to pay on the basis of the prior year's estimate, until the month after such notice is given. If at any time or times it appears to Lessor that the amounts payable as additional rent for the current calendar year will vary from its estimate by more than 10 percent, Lessor may, by written notice to Lessee, revise its estimate for such year, and subsequent payments by Lessee for such year shall be based upon such revised estimate. Within 90 days after the close of each calendar year or as soon after such 90 day period as practicable Lessor shall deliver to Lessee a statement of amounts payable as additional rent for such calendar year certified by accountants designated by Lessor, and such certified statement shall be final and binding upon Lessor and Lessee. If such statement shows an amount owing by Lessee that is less than the estimated payments for such calendar year previously made by Lessee, it shall be accompanied by a refund of the excess from Lessor to Lessee. If such statement shows an amount owing by Lessee that is more than the estimated payments for such calendar year previously made by Lessee, Lessee shall pay the deficiency to Lessor within 30 days after delivery of the statement. If, for any reason other than the default of Lessee, this Lease shall terminate on a day other than the last day of a calendar year, the amount of increase, if any, in rental payable by Lessee applicable to a calendar year in which such termination shall occur shall be prorated on the basis with which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

           (E) Audit and Arbitration. Lessee may, not more than once each year, audit Lessor's annual statement with a certified public accountant who is working on an hourly basis. Lessor shall make available to Lessee at Lessor's place of business in the Portland Metropolitan area Lessor's books and records applicable to the annual statement at issue. Lessor's annual statement of additional rent shall be final and binding unless Lessee, within 90 days after receipt of the statement, notifies Lessor of its objection to the statement, accompanied by a detailed audit with a statement of Lessee's objection and the amount Lessee believes to be the correct adjustment of additional rent. If the parties do not resolve the dispute among themselves within 30 days after Lessee's notice, either party may initiate arbitration under the rules of the Arbitration Services of Portland, or such other procedures as shall be mutually agreed upon between Lessor and Lessee. Such arbitration shall be the exclusive means of resolving such disputes. The arbitration shall take place with a single arbitrator selected through the arbitration service. The arbitrator may award attorney's fees and arbitration costs. The parties agree to maintain all information regarding additional rent, all information produced in the arbitration, and the judgment reached in the arbitration, strictly confidential. Pending the final determination of any dispute, Lessee shall pay the amount(s) claimed by Lessor. In the event of a final determination in Lessee's favor, Lessor shall refund Lessee, with twelve percent (12%) interest, the amount of any such overpayment. If Lessee's audit, as upheld through arbitration if applicable, establishes that Lessor's annual statement of additional rent exceeded actual additional rent payable by a factor of three percent (3%) or more, Lessor shall pay the reasonable cost of Lessee's audit.

           (F) Late Charges. Rental shall be paid without deduction or offset. In the event Lessee should fail to pay any installment of rent or any other sum due Lessor hereunder within ten (10) days after notice that such amount is due (if notice is required under Section 23), Lessee agrees to pay to Lessor as additional rent a late charge equal to five percent (5%) of each such installment, Lessee acknowledges that late payment by Lessee to Lessor of any payments due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain, including, without limitation, costs of processing and accounting charges and other charges which may be imposed on Lessor under the terms of any mortgage. The parties agree that the foregoing late charge represents a fair and reasonable estimate of such costs incurred by Lessor by reason of late payment by Lessee. Acceptance of any late charge by Lessor shall not constitute a waiver of Lessee's default, nor prevent Lessor from exercising any of its other rights or remedies hereunder.

           (G) Interest. In addition to any late charge, in the event Lessee should fail to pay any rent or any other sum due Lessor hereunder within 10 days after such payment is due, the same shall bear interest from the date due until the date paid at a rate equal to twelve percent (12%) per annum, or, if less, the maximum rate of interest allowed by law.

        4. Use. Lessee will use and occupy the Demised Premises for office use and for no other purpose. Lessee will not use or permit in the Demised Premises anything that will increase the rate of fire insurance thereon or prevent Lessor's taking advantage of any ruling of the Oregon Insurance Examining Bureau or its successors which would allow Lessor to obtain reduced rates for long-term insurance policies, or maintain anything that may be dangerous to life or limb, or in any manner deface, injure or commit waste in, on or about said building or any portion thereof, or overload the floors, or permit any objectionable noise or odor to escape or to be emitted from said premises, or permit anything to be done upon the Demised Premises in any way tending to create a nuisance or to disturb any other tenants of the Building, or to injury the reputation of the Building or to use or permit the use of the Demised Premises for lodging or sleeping purposes, or for any immoral or illegal purposes. Lessee will comply, at Lessee's own cost and expense, with all orders, notices, regulations or requirements of any municipality, state or other governmental authority respecting the use of the Demised Premises. Lessee shall not generate, release, store or deposit on the Demised Premises any environmentally hazardous or toxic substances, materials, wastes, pollutants, oils or contaminants, as defined by any federal, state or local law or regulation (collectively, "Hazardous Substances"). The foregoing sentence shall not apply to normal office cleaning fluids and office supplies, so long as the same are maintained in sealed receptacles in amounts reasonably necessary for the conduct of Lessee's business, and are used in accordance with applicable law, Lessee shall indemnify, defend, and hold Lessor and Lessor's agents, employees and contractors harmless from any and all claims, losses (including, but not limited to loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any nature arising out of or relating to any generation, release, storage or deposit of Hazardous Substances by Lessee or any of Lessee's agents, contractors or invitees. The provisions of this paragraph shall survive any expiration or termination of this Lease.

        5. Assignment and Subletting.

           (A) Lessee will not, except as set forth herein, assign, transfer, or hypothecate this Lease or any interest hereunder and will not permit any assignment hereof by operation of law and will not subrent or sublet the Demised Premises or any portion thereof, and will not permit the use or occupancy of the Demised Premises by other than Lessee and agents and employees of Lessee without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. A transfer of stock control in Lessee, if Lessee is a corporation, or the transfer of any partnership or membership interest in Lessee, if Lessee is a partnership or limited liability company, shall be deemed an act of assignment hereunder. Any assignment requiring Lessor's consent and made without the consent of Lessor is void and Lessor at its option may terminate this Lease. Any consent by Lessor to an assignment, transfer or subletting of this Lease, or any assignment, transfer or subletting made without such consent, shall not release Lessee from its primary liability or obligations hereunder, whether or not then accrued, and shall not be construed as a consent to any future assignment, transfer or subletting.

           (B) Lessee shall have the right to sublease up to 50% of the area of the Premises without Lessor's consent for office use, so long as the subtenant's use and image is consistent with a first class office building. In addition, no Lessor consent shall be required for an assignment to any subsidiary, affiliate or related company controlled by, controlling, or under common control with Lessee (a "Corporate Successor"). "Control" means the power to appoint a majority of the board of directors or other governing body of the entity. In the case of assignment, Lessee shall notify Lessor of how control is shared in a manner qualifying the assignment under this clause (B).

           (C) If Lessee desires to sublet or assign all or any part of the Demised Premises (including pursuant to Clause (B)), Lessee shall give Lessor notice, at least 30 days prior to the proposed assignment or subletting, setting forth the name and address of the proposed assignee or subtenant, the terms of the proposed assignment or subletting the space proposed to be assigned or sublet, and (for assignments or sublets requiring Lessor's consent) such financial information, including without limitation audited financial statements, as Lessor may request concerning the proposed assignee or subtenant. When consent is required, Lessor may impose such conditions on its consent as Lessor deems appropriate, including without limitation that 50% of any sums received by Lessee which exceed the total sums which Lessee is obligated to pay Lessor under this Lease shall be payable to Lessor as additional rental under this Lease without affecting or reducing any other obligation of Lessee hereunder. Whether or not Lessor's consent is required, the assignee or sublessee shall have no right of possession until Lessor has been delivered an executed copy of the assignment or sublease; the assignee or sublessee shall have no further right to assign or sublet, except in accordance with this
Section 5; and Lessee shall further indemnify and hold Lessor harmless from any costs, obligations or liabilities (including reasonable attorneys' fees) arising from any act or negligence of such assignee or subtenant, or any employee, agent or invitee thereof and from any claim, action or proceeding arising therefrom.

           (D) For assignments, sublets, or other transfers requiring Lessor's consent, in lieu of consenting or not consenting Lessor may, at its option,

               (i) in the event of a proposed assignment or subletting of Lessee's entire leasehold interest, terminate Lessee's lease in its entirety or

               (ii) terminate Lessee's lease as to that portion of the Demised Premises which Lessee has proposed to assign or sublet.

In the event Lessor elects to terminate this Lease pursuant to clause (2) above, Lessee's rent shall be reduced in the same proportion that the rentable area of the portion of the Demised Premises taken by the proposed assignee or subtenant bears to the total rentable area of the Demised Premises.

           (E) Lessee shall pay on demand reasonable attorneys' fees incurred by Lessor, up to $1000 in connection with Lessor's review of any request for assignment or subletting and preparation of documents in connection with such request for consent, whether or not consent is granted.

        6. Alterations.

           (A) Lessee will make no alterations improvements, or additions, nor any installments of fixtures, in, to, or at the Demised Premises ("Alterations") without obtaining the prior written consent of Lessor. Lessor may impose conditions on its consent, including, without limitation, compliance with the conditions set forth in clauses (5)(a) through (h) of the attached work letter. Such conditions shall be reasonable, except that, to the extent the Alteration affects the Building systems or structures or the exterior appearance of the Building, Lessor may condition or withhold its consent in its sole and absolute discretion. Lessor may require that Lessee use a space planner, engineer and/or contractor selected by Lessor for any Alterations. All Alterations, including all improvements and fixtures installed in connection therewith (except the movable furniture and trade fixtures of Lessee) made or added either by Lessee or Lessor shall be and remain the property of Lessor immediately upon their installation.

           (B) At the termination of this Lease, Lessee will not be required to restore the Premises to its original condition, or to remove any building standard improvements, except that Lessee may be required to restore damage to the Premises caused by Lessee's use or moving in or out of the Premises or any other wear and tear beyond normal wear and tear. If during the term of the Lease Lessor conditions its approval of any Alterations upon a requirement that Lessee remove the Alteration at termination of the Lease, with such condition stated in writing at the time of approval, Lessor may require that Lessee, at Lessee's expense, to remove such Alterations upon termination of the Lease and return that portion of the Premises to its prior condition. Lessee shall repair any damage caused by removal of Alterations.

        7. Repairs, Surrender of Premises. Lessee shall at all times take good care of the Demised Premises. Subject to Lessee's repair and maintenance obligations, Lessor shall maintain the areas of the Building (other than the Premises), its systems and all of the Common Area in good condition and working order. Lessee agrees to promptly repair at Lessee's expense:

           (A) all injury to the Demised Premises, or to the Building, caused by moving the property of Lessee into, in, or out of the Building or the Demised Premises; or

           (B) all breakage or damage to the Demised Premises or the Building caused by Lessee or the agent, servants or employees of Lessee.

Lessee shall return the Demised Premises to Lessor at the expiration or earlier termination of this Lease in good condition, subject to ordinary wear and tear. Upon expiration or any earlier termination of this Lease, at Lessor's request, Lessee shall remove at Lessee's expense all telephone, data processing, audio and video, security and electrical (other than building standard) cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements, to the extent required under Section 6. If Lessee fails to remove any personal property, trade fixtures or (to the extent required under Section 6) Alterations by the end of the Lease Term, Lessor may remove such property and store it and dispose it at Lessee's expense, which shall be payable on demand as additional rent. If the Demised Premises are not so surrendered at the termination of this Lease, Lessee shall indemnify Lessor against all loss or liability resulting from delay by Lessee in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant, lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

        8. Indemnification. Lessee hereby agrees to indemnify, defend, protect and hold harmless Lessor, its subsidiaries, directors, officers, agents and employees including, without limitation, the managing agent for the Building from and against any and all damage, loss, liability or expense including but not limited to, attorneys' fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense, including, without limitation, claims for bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Demised Premises and adjacent areas by the Lessee, the acts or omissions of the Lessee, its agents, employees or any contractors brought onto the Demised Premises by the Lessee, except to the extent caused by the gross negligence or willful misconduct of Lessor or its employees, agents, customers and invitees. Such loss or damage shall include, but not be limited to, any injury or damage to Lessor's personnel (including death resulting anytime therefrom) or premises. Lessee's obligations to indemnify shall include, without limitation, the duty to defend with counsel acceptable to Lessor any claims for loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses incurred in connection therewith. Lessee agrees that the obligations assumed herein shall survive this Lease.

        9. Insurance. Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Lessee and Lessor, as their interest may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Lessor which afford the following coverages:

           (A) Comprehensive General Liability Insurance including Blanket Contractual Liability Broad Form Property Damage, Personal Injury, Completed Operations Products Liability and Fire Damage Legal, such insurance to afford protection in the minimum combined limit of not less than $2,000,000. Such insurance shall name Lessor and its managing agent as additional insureds.

           (B) Fire insurance with extended coverage endorsement upon Lessee's equipment, furniture, fixtures, merchandise and any other personal property located in the Demised Premises in the amount of the full insurable value thereof.

           (C) Workers' Compensation as required by statute and Employees' liability of not less than $100,000.00.

           The Lessee shall deliver to Lessor upon execution of this Lease and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage which shall expressly provide that at least thirty (30) days prior written notice shall be given Lessor in the event of material alteration or cancellation of the coverage.

           Lessor makes no representation that the limits of liability specified to be carried by Lessee under the terms hereof are adequate to protect Lessee; if Lessee deems this insurance to be inadequate, Lessee shall, at its own expense, provide such additional insurance as necessary. Lessee's obligations under this Lease shall in no way be limited to the amount of insurance required to be carried under this paragraph 9. Lessor agrees to maintain during the term of this Lease such insurance on the Building as Lessor reasonably deems prudent (or to self-insure such risks), provided that any such insurance may be provided under blanket insurance policies covering multiple properties.

        10. Waiver of Subrogation. The parties shall obtain from their respective insurance carriers waivers of subrogation against the other party, agents, employees and, as to Lessee, invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement if such insurance was carried or required to be carried at the time of such loss or damage.

        11. Liability for Injury or Damage. Lessor shall not be in default or liable to Lessee for any damage resulting from (i) the carelessness, negligence or improper conduct on the part of a co-tenant or any other third party, or (ii) for any damage to person or property resulting from any condition of the Demised Premises or other cause, including, but not limited to, damage by water. Lessor shall have no liability under this Lease whatsoever for any consequential damages of Lessee under any circumstances. Lessee shall give Lessor prompt notice of any damage in or about the Demised Premises.

        12. Damage to Premises. If the Demised Premises are destroyed or partially damaged then Lessor may, at Lessor's option, exercised in writing within sixty (60) days of written notice of damage from Lessee, elect to terminate this Lease or to repair the damage. If Lessor elects to repair the damage, Lessor shall at its own expense, without unnecessary delay, repair the damages. If Lessor elects to repair, Lessee shall pay the cost of repairing any tenant improvements in the Demised Premises other than the Building itself and Building standard improvements. If Lessor elects to repair, but does not substantially complete such repair within 120 days after the date of the casualty, then Lessee may, at any time after such 120th day, give Lessor notice of Lessee's conditional termination of the Lease, and upon delivery of such notice this Lease shall terminate sixty days after the date of such notice unless Lessor substantially completes such repair within such 60 day period. Lessee shall be entitled to an abatement of rent in fair proportion to the amount and nature of the damage sustained, until the Demised Premises are made fit for occupancy and use; provided, however, that Lessee shall not be entitled to an abatement of rent if such damage was caused by the negligence or willful misconduct of Lessee or Lessee's employees or invitees. Lessor shall not be liable for loss of use of the Demised Premises or for damage to Lessee's personal property or any inconvenience, occasioned by any damage, repair or restoration, nor shall Lessee have any right to terminate this Lease as a result of the same. Lessor shall be entitled to all insurance proceeds resulting from the damage, except those proceeds which specifically insured Lessee's personal property and trade fixtures.

        13. Eminent Domain. If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking. In the event of a partial taking, either Lessor or Lessee shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date, provided however, that a condition to the exercise by Lessee of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to impair Lessee's use of the balance of the Demised Premises. In the event of a total taking or a partial taking, Lessor shall be entitled to any and all compensation, damages or awards which may be paid in connection therewith. Lessee shall be entitled to any damages attributable to moving expenses or damages to Lessee's non-removable fixtures, provided that such award does not diminish the award to Lessor and further provided that no portion of the award is for any excess value or leasehold value of this Lease. In the event of a partial taking of the Demised Premises which does not result in termination of this Lease, the monthly rental thereafter shall be equitably reduced.

        14. Admittance by Pass-Key. Lessor shall not be liable for the consequences of admitting by pass-key or refusing to admit to the Demised Premises Lessee or any of Lessee's agents, employees or other persons claiming the right of admittance.

        15. Exhibition and Inspection of Premises. Lessor and Lessor's agents shall have the right at reasonable hours on 24 hours prior notice to Lessee (except that no advance notice shall be required in the case of emergencies, or in the cases of clauses (c), (d), or requested repairs under (e)) to (a) exhibit the Demised Premises to prospective purchasers and during the final six months of the term hereof to prospective lessees; (b) to examine the Demised Premises to determine whether Lessee is complying with its obligations hereunder and in reference to any emergency or general maintenance; (c) supply janitorial service and any other service supplied by Lessor to Lessee hereunder; (d) to post notices of non-responsibility in connection with any construction work; and (e) to make repairs or alterations to any portion of the Building. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, occupancy or quiet enjoyment of the Demised Premises resulting from any of the foregoing, except for any intentional misconduct of Lessor.

        16. Abandonment. Any personal property left on the Demised Premises after termination of this Lease shall be deemed to be abandoned at the option of Lessor and Lessee waives any claims to or arising from said property.

        17. Signs. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the Demised Premises, or on the exterior walls of the Building, except such as shall be first approved in writing by Lessor.

        18. Electrical and Mechanical Devices and Installations. Lessee shall not without Lessor's prior written consent, operate or install any electrical equipment or operate or install any machinery or mechanical device on said Demised Premises other than that normal to office use. No electric wiring or other electrical apparatus shall be installed, maintained or operated on the Demised Premises, except with the prior written approval of and in a manner satisfactory to Lessor, and in no event shall Lessee overload the electrical circuits from which Lessee obtains current. Lessee shall not, without Lessor's prior written consent, use heat generating machines or equipment or lighting other than Lessor's designated building standard lights which affect the temperature otherwise maintained by the air conditioning system. Lessor may condition its consent on installation of supplemental air conditioning units in the Demised Premises, and the costs thereof (including without limitation operating costs) shall be paid by Lessee to Lessor upon demand.

        19. Windows. Lessee shall not allow anything to be placed on the outside window ledges of the Demised Premises. No awnings shall be attached to the outside of any windows of the Demised Premises. Only such window draperies furnished by Lessor, which shall be uniform to Building standards, shall be exposed to exterior views.

        20. Floor Coverings. Lessee, or any other person, shall not lay linoleum or any other floor covering or attach or affix any covering to the walls or ceiling of the Demised Premises or any part thereof without the prior consent of Lessor. Any such addition shall be deemed an alteration within the meaning of paragraph 6, and shall be subject to the conditions set forth therein.

        21. Services

            (A) General. So long as Lessee is not in default under any of the terms of this Lease, and subject to the provisions of this paragraph 21, Lessor shall:

                (i) Elevator. Provide unattended automatic elevator facilities Monday through Friday, except holidays, from 7:00 a.m. to 6:00 p.m., and have at least one elevator available at all other times, subject to Lessor's security procedures then in effect.

                (ii) Ventilation. Ventilate the Demised Premises and furnish air conditioning or heating Monday through Friday, except holidays, from 7:00 a.m. to 6:00 p.m. (and at other times for the additional charges described in subparagraph (B)) to the extent required for the comfortable occupancy of the Demised Premises, subject to governmental regulation. The air conditioning system achieves maximum cooling when the window coverings and sliding glass doors are closed. Lessee shall keep all exterior sliding glass doors and all other exterior doors in the Demised Premises closed whenever the system is in operation. Lessee shall cooperate to the best of its ability at all times with Lessor and shall abide by all reasonable regulations and requirements which Lessor may prescribe for the proper functioning and protection of the air conditioning system. Lessee and Lessee's servants, employees, agents, visitors, licensees or contractors shall not adjust, tamper with, touch or otherwise in any manner affect the climate control equipment in the Demised Premises. Lessee shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air conditioning supply lines. Lessee and Lessee's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. If any installation of partitions, equipment or fixtures, or any Alterations, modifications or remodeling by Lessee necessitates the re-balancing of the climate control equipment in the Demised Premises, the re-balancing shall be performed by Lessor at Lessee's expense; provided that, so long as Lessee indicates its equipment locations and heat load in the working drawings for the buildout of the Premises, and Lessee's equipment installations and heat loads are consistent with such drawings, Lessee shall not be responsible for the cost of rebalancing the climate control equipment as a result of the initial tenant improvements.

                (iii) Electricity. Subject to the provisions of subparagraph
(B), furnish to the Demised Premises electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately two and one-half (2.5) watts per square foot. If Lessee's electrical installation or electrical consumption is in excess of the quantity described above, or extends beyond normal business hours, Lessee shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Lessor. At all times Lessee's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation, except as provided in working drawings approved by Lessor.

                (iv) Water. Make water available in public areas for drinking and lavatory purposes only.

                (v) Janitorial Service. Provide building standard janitorial service to the Demised Premises, provided the Premises are used exclusively as offices, and are kept reasonably in order by Lessee. Lessee shall pay to Lessor any cost incurred by Lessor for janitorial services in excess of those generally provided for other tenants in the Building. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish.

                (vi) Director. Lessee shall be granted standard building directory signage.

            (B) Additional Charges. Lessor may impose a reasonable charge for any utilities and services, including heating or air conditioning, electric current, water and janitorial service, required to be provided by Lessor by reason of (i) any use of the Demised Premises at any time other than between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday, except holidays; (ii) any use beyond what Lessor agrees to furnish as described above; or (iii) special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses. Overtime heating and air conditioning shall be provided at Lessor's hourly overtime HVAC charge then in effect. Lessor's current charge for after-hours HVAC is $50 per hour, which may be shared among other after-hour HVAC users. In the event both Lessee and other tenants request concurrent use of after-hours HVAC, Lessor shall bill each such tenant for its proportionate share of such usage as reasonably established by Lessor.

            (C) Rules and Regulations. Lessee agrees to cooperate at all times with Lessor and to abide by all reasonable regulations and requirements which Lessor may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of rent due after receipt of a statement for such services shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Lessor to the rights granted in this Lease for a breach.

            (D) Stopping of Service. Lessor reserves the right to stop services of the elevator, plumbing, ventilation, air conditioning and electric systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements, in the judgment of Lessor desirable or necessary to be made, until the repairs, alterations or improvements have been completed; provided that subject to causes beyond Lessor's reasonable control, Lessor shall keep at least one elevator operating at all times as the Building remains open for business. Lessor shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service when prevented by strike or accident or by any cause beyond Lessor's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Lessor's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Lessee, shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Lessor's reasonably control. To the extent practical, Lessor shall attempt to give Lessee notice of proposed shutdowns of services.

            (E) Changes. The standards set forth above for utilities and services are those currently in effect. Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Lessee's rights. Lessor shall give notice to Lessee, in accordance with provisions of this Lease, of material modification and additions.

        22. Attorneys' Fees. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the non-defaulting party shall be entitled to recover from the party its attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

        23. Default. The occurrence of any one or more of the following events shall constitute a breach of the Lease and an Event of Default by Lessee:

            (A) if Lessee fails to make payment of any rent or other amounts due Lessor within ten days after notice from Lessor that such amount is due; provided that, after any two such delinquencies in any twelve-month period, any third or subsequent nonpayment within such twelve-month period shall be an Event of Default if not paid within ten days of the date due, without notice; or

            (B) if Lessee shall be in violation of any law, rule, order or ordinance applicable to Lessee's use of the Demised Premises if Lessee does not cure the same promptly after notice, and in any event within the time required under the applicable law, rule, order or ordinance; or

            (C) if Lessee fails to provide an estoppel certificate required under paragraph 37 when due; or

            (D) if Lessee fails to keep or perform any of the other covenants or conditions of this Lease or rules or regulations in connection therewith, within ten (10) days after written notice of default; provided, however, that if Lessor has given two such notices of default regarding any failure of performance by Lessee, then any third failure of performance by Lessee of the same or similar nature shall constitute an Event of Default without notice from Lessor (except if Lessee is in good faith and reasonably attempting to fix a recurring problem); or

            (E) if a receiver shall be appointed for Lessee's property or any part thereof, or if a petition is filed by Lessee for an arrangement with his creditors under Chapter Eleven of The Bankruptcy Act, or if Lessee shall be declared bankrupt or insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors.

        24. Lessor's Remedies. Upon the occurrence of any Event of Default, Lessor may exercise any one or more of the following remedies or any other remedy available under applicable law:

            (A) Lessor or Lessor's agents and employees may immediately or at any time thereafter re-enter the Demised Premises or any part thereof, by any suitable action or proceeding at law, or by force or otherwise, without being liable for indictment, prosecution, trespass, or damages, and may repossess the Demised Premises, and may remove any person or property therefrom and may lock Demised Premises, to the end that Lessor may have, hold, and enjoy the Demised Premises. Lessee hereby waives service of any notice of intention to terminate this Lease or to retake the Demised Premises and waives any requirement of service of demand for payment of rent or for possession and of any and every other notice or demand prescribed by law and hereby waives any claim for damages by reason of any repossession by Lessor.

            (B) Lessor, at his sole option, may relet the whole or any part of the Demised Premises from time to time, either in the name of the Lessor or otherwise, to such tenants, for such terms ending before, on, or after the expiration of the Term, at such rentals, and upon such conditions (including concessions and free rent periods) as Lessor, in its sole discretion, may determine to be appropriate. Lessor shall have no obligation to relet the Premises or any part thereof, and shall not be liable for refusal to relet the Demised Premises, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting; and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise affect any such liability. Lessor at its option may make such physical changes to the Demised Premises as Lessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting Lessee's liability.

            (C) Whether or not Lessor retakes possession of or relets the Demised Premises, Lessor shall have the right to recover unpaid rent and all damages caused by the default, including attorneys' fees. Damages shall include, without limitation, all rent lost; all legal expenses and other related costs incurred by Lessor following Lessee's default; that portion of any leasing commission and improvement costs paid by Lessor as a result of this Lease which is attributable to the unexpired portion of this Lease; storage costs; all costs incurred by Lessor in restoring the Demised Premises to good order and condition or in remodeling, renovating, or otherwise preparing the Demised Premises for reletting; and all costs incurred by Lessor in reletting the Demised Premises, including, without limitation, any advertising costs, brokerage commissions and the value of Lessor's time.

            (D) To the extent permitted under Oregon law, Lessor may sue periodically for damages as they accrue without barring a later action for further damages. Lessor may in one action recover accrued damages plus damages attributable to the remaining term equal to the difference between the rent reserved in this Lease for the balance of the term after the time of award, and the fair rental value of the Demised Premises for the same period, discounted to the time of award at the rate of seven percent per annum. If Lessor has relet the Demised Premises for the period which otherwise would have constituted all or any part of the unexpired portion of the term, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair rental value for the Demised Premises.

            (E) Lessor may terminate this Lease. Even though an Event of Default has occurred, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Demised Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession unless written notice of termination is given by Lessor to Lessee. Lessor's termination of this Lease shall not prejudice or affect Lessor's rights, including without limitation, its right to damages for breach of this Lease.

        25. Lessor's Right to Perform. If Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease, Lessor may, but shall not be obligated to, make such payment or perform such act to the extent Lessor may deem desirable, and, in connection therewith, pay expenses and employ counsel. Any such payment or performance by Lessor shall not waive or release Lessee from any obligations of Lessee under this Lease. All sums so paid by Lessor, and all penalties, interests and costs in connection therewith, shall be due and payable by Lessee on the next day after any payment by Lessor, together with interest thereon as set forth in paragraph 3(E) from that date to the date of payment by Lessee, plus collection costs and attorneys' fees.

        26. Lessor's Default. Lessor shall not be deemed in default of performance of any obligation under this Lease unless Lessor has failed to perform such obligation within thirty days after receipt of written notice by Lessee to Lessor specifying the nature of Lessor's failure of performance; provided, (i) in the event of emergency Lessor nonetheless shall respond as soon as reasonably possible after notice thereof, and (ii) if the nature of Lessor's obligation is such that more than thirty days are required for its performance, Lessor shall not be deemed in default if Lessor shall commence such performance within thirty days after receipt of Lessee's notice and thereafter promptly and diligently prosecute the same to completion.

        27. Cumulation of Remedies - No Waiver. Except as otherwise provided in this Lease, No right to remedy herein expressly conferred upon or reserved to a party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of a party to insist in any one or more instances upon the strict performance by the other party of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such covenant or option. The receipt by Lessor of rent with the knowledge of a breach of any covenant or agreement hereof shall not be deemed a waiver of such breach. No waiver by a party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the party or its duly authorized agent.

        28. Light and Air. This Lease does not grant any right of access to light, air, or view, over the property, and Lessor shall not be liable for any diminution of such light, air, or view by any adjacent structure.

        29. Repair. In the event Lessor, during the term of this Lease, deems it necessary to repair, alter, remove, reconstruct or improve any part of the Demised Premises or the Building of which the Demised Premises are a part, then such repairing, alteration, or removal, reconstruction or improvement may be made by and at the expense of Lessor without any interference or claim for damages by Lessee, but there shall be such an abatement or adjustment of rent as shall be just and in proportion to the interference with Lessee's occupation of the Demised Premises, unless such repairs or alterations are necessitated by reason of Lessee's act or negligence or the act or negligence of Lessee's employees, agents or invitees.

        30. Holding Over.

            (A) If Lessee shall hold over after the expiration term of this Lease and shall not have agreed in writing with Lessor upon the terms and provisions of a new lease prior to such expiration, Lessee shall remain bound by all terms, covenants and agreements hereof, except that the tenancy shall be one from month to month at one and one-half (1 1/2) times the then scheduled rent for comparable space within the building, as solely determined by Lessor.

            (B) Lessee shall have the unilateral right to hold over for a period of up to six (6) months following the expiration of the Lease term, at the rental rate then being quoted by Lessor for comparable space within the Building, but in no event less than 100% of, and not more than 150% of, the rate of rent in effect at the end of the Lease term. Lessee's right to holdover is conditioned upon Lessee's delivery of written notice of exercise of such holdover right to Lessor not less than one hundred eighty (180) days prior to Lease expiration, which notice shall identify Lessee's holdover period. Lessee's rights under this clause (B) shall terminate (i) if this Lease or Lessee's right to possession of the Demised Premises is terminated, (ii) upon the occurrence of an Event of Default under this Lease beyond any applicable cure period, or (iii) if Lessee fails to timely exercise its option under this clause (B), time being of the essence with respect to Lessee's exercise thereof.

        31. Liens. Lessee shall keep the Demised Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. Lessor shall have the right to post or keep posted on the Demised Premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of the Lessor, the Demised Premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of the Lessor, the Demised Premises and the buildings from such liens. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, expressed or implied, by inference or otherwise, to any contractor, or subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair to the Demised Premises or any part thereof, nor as giving Lessee any right, power or authority to contact for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the fee of the Demised Premises. If any such lien shall at any time to be filed against the Demised Premises, Lessee shall cause the same to be discharged of record within twenty days after the date of filing the same. Any amount paid by Lessor for any of the expenses or fees incurred or arising from such lien, including all reasonable legal or other expenses of Lessor, shall be repaid by Lessee to Lessor on demand with interest at 12% per annum, and if unpaid may be treated as additional rent.

        32. Furniture and Bulky Items. Safes, furniture or bulky items shall be moved in or out of the Demised Premises only at such hours and in such manner as shall least inconvenience other tenants, as Lessor shall reasonably decide. No safe or other articles of over 1000 pounds shall be moved into the Demised Premises without the reasonable consent of the Lessor. Lessor shall have the right to fix the position of any article of such weight in the Demised Premises.

        33. Regulations. Lessor may make and enforce against Lessee regulations appropriate in Lessor's reasonable determination for maintenance and management of the Building including but not limited to regulations for order, cleanliness and security. Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of any said rules or regulations. Lessor shall not unreasonably discriminate among tenants in the enactment and enforcement of such rules and regulations.

        34. Preparation for Occupancy. Lessor shall prepare the Demised Premises for occupancy in accordance with the work letter attached hereto as Exhibit C. All improvements made in connection with the preparation of the Demised Premises for occupancy shall be and remain the property of Lessor. Lessee shall pay all cost of furnishing, installing or connecting fixtures and any equipment required by Lessee.

        35. Acceptance of Premises. Lessee agrees to accept delivery of the Demised Premises upon such notice of the availability of the Demised Premises given to Lessee by Lessor. By occupying such Demised Premises Lessee formally accepts the same in the "AS IS" condition and acknowledges that the Demised Premises are in the condition called for hereunder, except as otherwise set forth and agreed to in writing at the time of taking possession. To the extent of any inconsistency between the language of this Section 35 and Exhibit C, the language of Exhibit C shall control.

        36. Possession. In the event of the inability of Lessor to deliver possession of the Demised Premises, or any portion thereof, at the time of the commencement of the term of this Lease, neither Lessor nor Lessor's agent shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable nor shall the term herein specified be extended in any way, but in such event, Lessee shall not be liable for any rent until such time as Lessor can deliver possession. If the Lessee shall take possession of the Demised Premises prior to the commencement date of this Lease, Lessor and Lessee agree to be bound by all of the provisions and obligations hereunder during such prior period, including payment of rent as set forth herein.

        37. Parking. Lessor shall provide Lessee with unreserved parking facilities in the Building for the number of automobiles shown in the Basic Lease Information during the term of this Lease. The parking allotment applicable to the seventh floor space will be provided by the Seventh Floor Commencement Date, or earlier to the extent Lessor determines such additional allotment is available, using Lessor's parking availability standards consistently applied. Lessee shall pay for such parking facilities at the prevailing rate for parking in the Building, which may vary from time to time. Parking of vehicles by Lessee or Lessee's agents or employees in violation of garage regulations, or failure to pay the parking fees within ten (10) days after payment is due shall, at Lessor's discretion, result in Lessee or Lessee's agents or employees parking privilege being revoked. Upon request of Lessee, Lessor shall use reasonable efforts to assist Lessee in locating additional parking spots within a three-block radius of the Building, to accommodate an overall parking ratio of one spot per 1200 square feet of the Premises. Lessor makes no representation regarding the availability of such space, and Lessee shall be responsible for making its own direct arrangements with the owner or operator of such parking facilities.

        38. Subordination and Attornment; Notice to Lenders.

            (A) Lessee agrees that, subject to the provisions of Section (B) below, upon request of Lessor it will subordinate its rights hereunder to the lien of any mortgage, ground lease or deed of trust (collectively, "Mortgages") now or hereafter enforced against the land or Building and to all events made or hereafter to be made upon the security thereof. At the request of any party which may succeed to Lessor's rights hereunder, Lessee shall attorn to and recognize such successor as Lessor under this Lease.

            (B) Lessor represents that, as of the date of this Lease, there are no Mortgages encumbering the Building. Lessee's duty to subordinate its rights under this Lease and attorn to a future Mortgage holder or its successor shall be expressly conditioned upon Lessee's receipt of a subordination, non-disturbance and attornment agreement from the holder of such Mortgage, which Lessee agrees it shall execute and deliver to such holder.

            (C) Lessee agrees to execute such documents as Lessor or Lessor's successors may request to effectuate the provisions of this article.

        39. Estoppel Certificate. At any time upon ten days prior written request by Lessor, Lessee shall promptly execute acknowledge and deliver to Lessor, a certificate certifying (a) that this Lease is unmodified and in full force and effect, or if there has been modifications, that this Lease is in full force and effect as modified, and state the date and nature of each modification; (b) the date, if any, to which rental and other sums payable hereunder have been paid; (c) that no notice has been received by Lessee of any default which has not been cured, except as to default specified in said certificate; and (d) such other factual matters as may be reasonably requested by Lessor. If Lessee fails to provide such certificate within such 10-day period, Lessee shall conclusively be deemed to have certified the matters set forth in the certificate.

        40. Article Headings. The article headings throughout this instrument are for convenience in reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

        41. Notice. Any notice or demand under this Lease shall be in writing and shall be given by hand-delivery, telecopy, or United States Mail, postage prepaid, registered or certified with return receipt requested. Notices given by telecopy or hand-delivery shall be deemed given upon receipt. Notices which are mailed shall be deemed given on the date shown on the receipt as having been tendered or delivered. The addresses of Lessor and Lessee for notices are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this paragraph.

        42. Parties Affected. The rights, liabilities and remedies provided for herein shall extend to the heirs, legal representatives, successors and as far as the terms of this Lease permit, assigns of the parties hereto. The words "Lessor" and "Lessee" and their accompanying verbs or pronouns, whenever used in this Lease shall apply equally to all persons, firms or corporations which may be or become parties hereto.

        43. Authority. If Lessee is a corporation, each person executing this Lease on behalf of Lessee covenants and warrants that (i) Lessee is duly incorporated and validly existing under the laws of its state of incorporation;
(ii) Lessee is qualified to do business in Oregon; (iii) Lessee has full corporate right and authority to enter into this Lease and perform its obligations hereunder; and (iv) Each person signing this Lease on behalf of Lessee is duly and validly authorized to do so.

        44. Building Planning. INTENTIONALLY OMITTED.

        45. Lessor's Exculpation. In the event of default, breach or violation hereof by Lessor which, for the purpose of this paragraph, includes Lessor's partners, officers, directors, employees, agents and representatives, of any obligation under this Lease, Lessor's liability to Lessee shall be limited to Lessor's ownership interest in the Building, and Lessor shall not be liable for any deficiency beyond its ownership interest in the Building. Upon any transfer of the Building and assignment of this Lease, Lessor shall have no further liability under any and all covenants and obligations under this Lease accruing after such transfer and assignment, including any liability respecting partial consideration described in paragraph 2 above.

        46. Consents. INTENTIONALLY OMITTED.

        47. Brokers. Lessee represents and warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers as specified in the Basic Lease Information, and that Lessee knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Lessee shall indemnify and hold harmless Lessor from and against any liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease, except claims by Lessor's Broker, if any, shown in the Basic Lease Information.

        48. Discontinuance of Services. In addition to any other rights and remedies which Lessor may have under this Lease, following occurrence of Event of Default and continuing until the event giving rise to such Event of Default has been remedied, Lessor shall not be obligated to continue furnishing Lessee any heat, ventilation or air conditioning services or any cleaning services, and the discontinuance of any such services shall be without liability by Lessor to Lessee and shall not effect any of Lessee's covenants or obligations under this Lease.

        49. No Interference. Lessee agrees that it shall not exercise any of its rights under this Lease in a manner which would violate Lessor's union contracts effecting the building, nor create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Lessor or any other tenant or occupant of the Building.

        50. Building Name. Lessee shall not employ the name of the Building in the name or title of its business or occupation without Lessor's prior written consent, which Lessor may withhold in its sole discretion. Lessor reserves the right to change the name of the Building without Lessee's consent and without any liability to Lessee.

        51. Recording. Lessee shall not record this Lease without the prior written consent of Lessor. At the request of Lessor, Lessee shall execute for recording such instruments evidencing this Lease as Lessor may request, provided that the cost of recording shall be at Lessor's expense. Upon termination of this Lease, Lessee, at Lessor's request, shall execute and deliver to Lessor in recordable form a quit claim deed of any interest of Lessee in the Demised Premises or Building, in form requested by Lessor, provided that the cost of recording shall be at Lessor's expense.

        52. Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

        53. First Right of Opportunity.

            (A) Available Space. As used in this Section 53, "Available Space" shall mean any office space in the Building which becomes vacant after the Commencement Date and during the Term, other than space on the ground floor. If any such vacant space is subject to an existing expansion right or first refusal right of an existing tenant, or if Lessor determines that Lessor must extend such an existing right of an existing tenant in order to induce such tenant to renew its Lease, such vacant space shall become "Available Space" only if and when such rights are waived by that tenant or expire. In addition, space which is vacant on the Commencement Date but is then under Lease prior to occupancy shall not be Available Space until such leasehold terminates and the space is again vacant.

            (B) Notice of Availability. Before Lessor commences negotiations with a third party regarding leasing of Available Space, Lessor shall notify Lessee of the availability of such Available Space ("Lessor's Notice"), which notice shall include a statement of the rent and other material terms upon which such Available Space could be leased ("Lessor's Terms").

            (C) Lessee's Response. Within three (3) business days after receipt of Lessor's Notice, Lessee shall notify Lessor either (i) that Lessee does not desire to lease the Available Space, or (ii) that Lessee does desire to Lease the Available Space, which notice must either accept Lessor's Terms, or state the rent and terms upon which Lessee would lease the Available Space ("Lessee's Terms"). If Lessee does not timely give either of such notices, Lessee shall be deemed to have elected option (i).

            (D) Discussion Period. If Lessee timely notifies Lessor of its interest in leasing the Available Space pursuant to Section (C), but does not accept Lessor's Terms, Lessor will consult with Lessee regarding the terms Lessor would consider for the leasing the Available Space, and Lessor shall continue to engage in such discussions with Lessee for a period of at least thirty (30) days, unless Lessee within such period notifies Lessor that it is no longer interested in the Available Space. Lessor will be under no obligation to continue such discussions beyond such period, or to lease the Available Space to Lessee, except on terms acceptable to Lessor in its absolute discretion.

            (E) Prohibition on Releasing. If Lessee timely notified Lessor of its interest in leasing the Available Space pursuant to Section (C) (but stated Lessee's Terms), did not notify Lessor that Lessee was no longer interested in the Available Space, and did not reach agreement with Lessor on the rent and terms for leasing the Available Space under Section (D), then Lessor shall not lease the Available Space to a third party on terms less favorable to Lessor than Lessor's Terms or Lessee's Terms (whichever were less favorable to Lessor), without first giving another Lessor's Notice to Lessee and again proceeding through the steps stated in Sections (C) and (D).

            (F) Appraisal of Lessee's Needs. Upon request of Lessor, Lessee shall inform Lessor from time to time of its projected needs for expansion space in the Building, and the provisions of this Section 53 shall not apply to the extent Lessee does not project a need for the Available Space at issue.

        54. Entire Agreement. This Lease and the Exhibits hereto constitute the entire agreement between the parties hereto and no modification of this Lease shall be binding unless evidenced by an agreement in writing signed by the Lessor and Lessee. This Lease shall become effective and binding only upon execution hereof by Lessor and delivery of a signed copy to Lessee.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first herein written.



LESSEE:                                      LESSOR:  THE PRUDENTIAL
                                             INSURANCE COMPANY OF AMERICA


WEBTRENDS CORPORATION                        By: VOIT MANAGEMENT COMPANY, L.P.


By:  /s/                                     Its: Managing Agent
   -------------------------------
Its: CFO
    ------------------------------

By:  /s/                                     By:
   -------------------------------              -------------------------------
Its: CEO                                     Its:
    ------------------------------               ------------------------------

                                   EXHIBIT A-1

                              [FLOOR PLAN DIAGRAM]

                                   EXHIBIT A-2

                              [FLOOR PLAN DIAGRAM]

                                   EXHIBIT A-3

                              [FLOOR PLAN DIAGRAM]

                                    EXHIBIT B



Lots 3, 4, 5, and 6, Block 180, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon

                                    EXHIBIT C

                                   WORK LETTER


RE:  PACIFIC FIRST CENTER / SUITES 650, 700, and 1200

Lessor and Lessee do mutually agree as follows:

1. Lessor agrees to provide, by Lessor's designated Space Planner and Engineer, the following Building Standard construction and mechanical drawings and specifications drawn for the premises on Lessee's behalf, and on the following terms and conditions:

        (a) Complete, finished and detailed construction drawings and specifications for Lessee's partition layout, reflected ceiling, telephone and electrical outlets, finish schedule, and for the work to be done by Lessor under Paragraph 2 hereof.

        (b) Complete Building Standard mechanical plans and specifications where necessary for installation of air conditioning systems, and ductwork, heating and electrical facilities for the work to be done by Lessor under Paragraph 2 hereof.

        (c) Any redrawing occasioned by Lessee after Lessee's prior approval and any changes requested thereafter in plans and specifications shall be at Lessee's sole cost and expense.

        (d) All such plans are expressly subject to Lessor's prior written approval.

        (e) Lessee has approved the above plans and specifications for Suites 650 and 1200. Lessee covenants and agrees to furnish to Lessor all information necessary for the preparation of said plans and specifications described in Paragraph 1 (a) above for Suite 700, and otherwise approve same on or before March 15, 1999, or if later, within three business days after completion by space planner. Plans, working drawings and specifications shall be deemed approved if Lessee fails to disapprove them within the foregoing period. Lessor will cause said plans to be filed with the appropriate governmental agencies in such form (building notice, alteration or other form) as may be required.

        (f) If Lessee shall desire any additional or nonstandard work, over and above that specified below in Paragraph 2, to be performed in the Premises by Lessor, Lessee shall cause similar plans and specifications for such work to be drawn at Lessee's sole cost and expense (either by arranging therefor with Lessor's Space Planner and/or Engineer, or by consultants of Lessor's own selection). All such plans and specifications for additional or non-standard work shall be expressly subject to review by Lessor, which reserves the right to employ the services of Lessor's Space Planner or Engineer for such purpose, at Lessor's expense to insure that such additional or non-standard work conforms to the standards of the building.

2. Lessor agrees to supply, install and otherwise undertake to do the following Building Standard work in the Premises on behalf of Lessee.

        (a) DEMOLITION: Demolition and removal of and/or to storage, of all existing improvements not required as part of this agreement.

        (b) PARTITIONS: Building Standard gypsum wallboard with smooth veneer plaster finish, located as shown on plans described in Paragraph 1 above. All corridor walls, demising walls and conference room walls to be provided with sound attenuation to Building Standard.

        (c) DOOR FRAMES AND HARDWARE: Building Standard, full height, solid core wood doors with building standard finish, painted metal frames and hardware located as shown on said plans described in Paragraph 1 above. Hardware shall include door stops, latchsets and hinges for openings in all interior doors and locksets (keyed to building master), hinges for openings, door stops and closets for openings on all public corridor and entry doors, as required by Building Code. All such hardware to be Building Standard.

        (d) PAINTING: All wall surfaces, except as otherwise specified in said plans described in Paragraph 1, above, shall be covered with one (1) primer coat and one (1) latex enamel finish coat, in colors as selected by Lessee from Building Standard Paint selection.

        (e)    CEILING: Building Standard 24" x 48" acoustical lay-in ceiling.

        (f) LIGHTING: Building Standard 24" x 48" or 24" x 24" fluorescent lighting fixtures with deep cell parabolic lens, located in an established grid pattern, at a ratio of one (1) fixture per 80 square feet of tenant improvement area.

        (g) ELECTRICAL SERVICE: Building Standard electrical facilities sufficient for an overall connected load of no more than 2.5 watts per square foot.

        (h) ELECTRICAL OUTLETS: Building Standard (base mounted) duplex electrical outlets located as shown on said plans described in Paragraph 1 above, at a ratio of one (1) outlet per 200 square feet of tenant improvement area.

        (i) TELEPHONE OUTLETS: Building Standard unwired telephone outlets located as shown on said plans described in Paragraph 1 above, at a ratio of one (1) outlet per 200 square feet of tenant improvement area.

        (j) CARPET AND BASE: Building Standard carpet in the color as selected by Lessee from Lessor's selection, limited to one (1) color in each contiguous area, Building Standard toeless base in the color selected by Lessee from Lessor's building standard selection (but which shall be limited to one (1) color in each contiguous area), 4" at perimeter of all areas.

        (k) WINDOW COVERING: Building Standard levelors provided by Lessor on all exterior windows.

        (l) HEATING, VENTILATING AND AIR CONDITIONING: Building Standard overhead suspended air system, as determined by mechanical design for typical air system, as determined by mechanical design for typical office use, designed for an overall load not to exceed
               2.5 watts per square foot.

        (m) LIFE SAFETY SYSTEM: Modifications to Building Standard fire sprinkler and life safety systems, to meet requirement of office configuration.

        (n) SIGNAGE: Building Standard - Lessee signage to include door sign, elevator lobby directory and main building directories.

        (o) ADDITIONAL IMPROVEMENTS: Lessor agrees to provide additional improvements as specified in the final plans and specifications, provided that in no event shall Lessor's total costs exceed the TI Allowance, inclusive of all items identified in the above Paragraph 1 (a) through 2 (p).

               Lessor further agrees to notify Lessee prior to the commencement of said work should Lessor anticipate costs exceeding the total allowance as set forth in Paragraph 2 (p) above, based on plans and specifications submitted. Lessee shall then have the option to modify said plans and specifications to conform to the allowance as set forth above, or authorizing Lessor to undertake completion of the work as set forth on Lessee's behalf and account, within one week from the date of submission by Lessor.

               Lessor need not commence or continue any work on Suite 700 during any period that Lessee is in default of the Lease.

3. Lessor will provide a tenant improvement allowance of $461,979 for Suites 650 and 1200 and $285,379 for Suite 700 (the "TI Allowance"). The TI Allowance shall be applied first to the hard and soft costs incurred by Lessor under Sections 1 and 2, including space planning, construction drawings, permitting, and construction costs, then to Lessee's moving costs, and the balance may be applied towards wiring, a communication consultant and the expense of partitions within the Premises. Any unused portion of the TI Allowance for Suites 650 and 1200 will be utilized towards such costs incurred in connection with Suite
        700. Lessee shall have no claim to any unused portion of the TI Allowance after application toward Suite 700 costs.

4. If Lessor further agrees to perform, at Lessee's request, and upon submission by Lessee of necessary plans and specifications, any additional or non-standard work over and above that specified in Paragraph 2 hereof, such work shall be performed by Lessor at Lessee's sole expense, after application of the TI Allowance. Prior to commencing any such work requested by Lessee, Lessor will submit to Lessee, written estimates of the cost of any such work. If Lessee shall fail to approve any such estimates of the cost of any such work within one week from the date of submission thereof by Lessor, then same shall be deemed disapproved in all respects by Lessee and Lessor need not proceed thereon. Lessee agrees to pay Lessor the cost of all such work plus an administrative fee of 3% of hard and soft costs in excess of the TI Allowance for Lessor's overhead and supervision, within thirty (30) days after the date of billing. If Lessee does not approve the cost estimate but fails to approve modifications which will reduce the cost estimate within one week after submission to Lessee of such suggested modifications, Lessor may either terminate this Agreement and the Lease or proceed with construction on the basis of the last cost estimate (with modifications) submitted to Lessee. All past due monies shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid. Lessee agrees that same shall be collectable on demand, as additional rent pursuant to the Lease, and, in the event of default of payment thereof, that Lessor shall, in addition to all other remedies, have the same rights as in the event if default of payment of rent under said Lease.

5. It is agreed, notwithstanding the date provided in the Lease for commencement thereof, that Lessee's obligations for the payment of rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor as herein above set forth in Paragraph 2, provided however, that if Lessor shall be delayed in substantially completing said work as a result of:

        (a) Lessee's failure to furnish plans and specifications in accordance with Paragraph 1 (a) above, or;

        (b) Lessee's request for materials, finishes or installations other than Lessor's Building Standard, or;

        (c)    Lessee's changes in said plans, or

        (d)    Lessee's failure to approve cost estimates pursuant to Section 3;
               or

        (e) The performance by a person, firm or corporation employed by Lessee and the completion of said work by said person, firm or corporation;





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

               Then commencement of the term of said Lease and the payment of rent thereunder shall be accelerated by the number of days of resulting delay.

6. Lessor will permit Lessee and its agents to enter the Premises, at least 30 days prior to the applicable dates for the commencement of Lessee's occupancy under the Lease, in order that Lessee may perform, through its own contractors, such other work and decorations in the Premises prior to the commencement of the Lease term, however, this is conditioned upon Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors. Such license is further conditioned upon:

        (a)    approval by Lessor of Lessee's contractors and subcontractors;

        (b) posting of a performance and payment bond in the amount equal to Lessee's contractor's contract sum, if requested by Lessor;

        (c) such work being done in conformity with a valid building permit when required, a copy of which shall be furnished to Lessor before such work is commenced;

        (d) all work by Lessee or Lessee's contractor being done with union labor in accordance with union labor agreements applicable to the trades being employed;

        (e) all work by Lessee or Lessee's contractor being scheduled through Lessor;

        (f) scheduling of necessary utility, hoisting and elevator service with Lessor or Lessor's contractor, and Lessee's payment of such reasonable charges for such services as may be charged by Lessor or Lessor's contractor;

        (g) Lessee's reimbursement to Lessor upon demand for any extra expense incurred by Lessor by reason of faulty work, inadequate cleanup, or delays caused by Lessee's work; and

        (h) Workmen's Compensation and Public Liability insurance and Property Damage insurance, all in amounts and with companies and on forms satisfactory to Lessor, being provided and at all times maintained by Lessee's contractors engaged in the performance of the work, and certificate of such insurance being furnished to Lessor prior to proceeding with the work.

               If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry will be deemed to be under all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay rent. Lessor shall not be liable in any way for any injury, loss or





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

               damage which may occur to any of Lessee's decorations or installations so made prior to commencement of the term of the Lease, the same being solely at Lessee's risk.

7. Within seven days after Commencement Date, Lessee shall walk through the Demised Premises with Lessor and during such walk through shall complete a punch list of items requiring additional work by Lessor. Other than the items specified in the punch list, by taking possession of Demised Premises, Lessee shall be deemed to have accepted the Demised Premises in completed condition and repair, as required under this Lease. The punch list shall not include any damage to the Demised Premises or the Building caused by Lessee's construction work or move in, which damage Lessee properly shall repair at its sole expense. If Lessee fails to complete such walk through and punch list within the seven-day period specified above, all of Lessor's work shall be deemed completed in all respects with no items requiring additional work or repair. Lessor shall complete all reasonable punch list items within thirty days after the walk-through inspection, or as soon as practicable thereafter. Upon notification of completion of the punch list items,





























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